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                                    TERM NOTE

$175,000,000                                                      April 23, 2003

         FOR VALUE RECEIVED, the undersigned, PREIT ASSOCIATES, L.P, a Delaware limited partnership (the "Borrower") hereby unconditionally promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), in care of Wells Fargo Bank, National Association, as Agent (the "Agent"), to Wells Fargo Bank, National Association, 2120 E. Park Place, Suite 100, El Segundo, California 90245 or at such other address as may be specified by the Agent to the Borrower, the principal sum of ONE HUNDRED SEVENTY FIVE MILLION AND 00/100 DOLLARS ($175,000,000), or such lesser amount as may be the then outstanding and unpaid balance of all Term Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement.

         The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

         This Note is one of the "Term Notes" referred to in that Credit Agreement dated as of April 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(d) thereof and the Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Term Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Term Loans by the Borrower subject to certain terms and conditions and
(c) provides for the acceleration of the Term Loans upon the occurrence of certain specified events.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         Time is of the essence for this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.


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         IN WITNESS WHEREOF, the undersigned has executed and delivered this
Term Note under seal as of the date written above.

                             PREIT ASSOCIATES, L.P.

                                 By: Pennsylvania Real Estate Investment Trust,
                                      its general partner


                                      By:          /s/  Jonathan B. Weller
                                         ---------------------------------------
                                      Name:              Jonathan B. Weller
                                           -------------------------------------
                                      Title: President & Chief Operating Officer
                                            ------------------------------------


                                      [SEAL]


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